UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): February 27, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

(Address of principal executive offices)

+1 (424) 222-9301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct. ☐

Item 8.01 Other Events.

On February 27, 2026, Lunai Bioworks Inc. (the “Company”) implemented a temporary furlough of its employees in the United States and Canada as part of actions intended to preserve the Company’s liquidity while it continues to pursue additional financing.

During the furlough period, affected employees will not perform services for the Company and will not receive compensation, subject to applicable laws and contractual obligations. The Company intends for the furlough to be temporary; however, the duration of the furlough will depend on the Company’s ability to secure additional capital.

In addition, the Company’s Chief Executive Officer and Chief Financial Officer have voluntarily agreed to temporarily defer payment of their salaries during this period. This deferral does not modify the terms of their respective employment arrangements.

The Company continues to maintain limited operations, remains engaged in efforts to secure additional capital, and has begun recalling certain operational employees from furlough to support ongoing platform development and related programs. The Company intends to recall additional employees as circumstances permit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

	By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer

Date: March 5, 2026